Exhibit (h)(14)

John Hancock Investment Management Services, LLC 601 Congress Street Boston, MA 02210

September 27, 2013

To the Trustees of:

John Hancock Funds II

601 Congress Street

Boston, MA 02210

Re: Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice

With reference to the Amended and Restated Advisory Agreement dated September 26, 2008, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Funds II (the “Trust”), as amended, on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to waive its management fee for each Fund or, to the extent necessary, bear other expenses, as set forth in the Appendix attached hereto. As noted in the Appendix, certain waivers are voluntary and may be terminated at any time by the Adviser upon notice to the Trust.

2. We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission and in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.

Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:

Name: Jeffrey H. Long

Title: Chief Financial Officer

ACCEPTED BY:

JOHN HANCOCK FUNDS II

By:

Name: Charles A. Rizzo

Title: Chief Financial Officer

APPENDIX A

Fund Level Contractual Expense Limitations

-- The Adviser contractually agrees to reduce its management fee for each Fund listed below, or if necessary make payment to the Fund, in an amount equal to the amount by which the “ Other Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund set forth below. “Other Expenses” means the expenses of the Fund, excluding (a) advisory fees (b) taxes, (c) brokerage commissions, (d) interest expense, (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense.

For the following Funds the current expense limitation agreement expires on December 31, 2014 (December 31, 2013 in the case of Short Term Government Income Fund), unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Asia Total Return Bond Fund	0.15%
Short Term Government Income Fund	0.08%
Core Diversified Growth & Income Portfolio	0.06%
Core Fundamental Holdings Portfolio	0.06%
Core Global Diversification Portfolio	0.06%
Retirement Living through 2050 Portfolio	0.05%
Retirement Choices at 2050 Portfolio	0.05%
Retirement Choices at 2045 Portfolio	0.05%
Retirement Choices at 2040 Portfolio	0.05%
Retirement Choices at 2035 Portfolio	0.05%
Retirement Choices at 2030 Portfolio	0.05%
Retirement Choices at 2025 Portfolio	0.05%
Retirement Choices at 2020 Portfolio	0.05%
Retirement Choices at 2015 Portfolio	0.05%
Retirement Choices at 2010 Portfolio	0.05%
Retirement Living through II 2010 Portfolio	0.05%
Retirement Living through II 2015 Portfolio	0.05%
Retirement Living through II 2020 Portfolio	0.05%
Retirement Living through II 2025 Portfolio	0.05%
Retirement Living through II 2030 Portfolio	0.05%
Retirement Living through II 2035 Portfolio	0.05%
Retirement Living through II 2040 Portfolio	0.05%
Retirement Living through II 2045 Portfolio	0.05%
Retirement Living through II 2050 Portfolio	0.05%

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APPENDIX B

Class Level Contractual Expense Limitations

For each Fund listed in the table below, the Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as outlined in the table below.

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) underlying fund expenses (“acquired fund fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (f) short dividend expense. The current expense limitation agreements expire on the dates specified, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Fund	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class NAV	Expiration Date of Expense Limit
Currency Strategies Fund	1.60%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.05%	N/A	November 30, 2014
Emerging Markets Debt Fund	1.35% (Effective commencement of retail sales)	N/A	N/A	1.04% (Effective commencement of retail sales)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2014
Fundamental All Cap Core Fund	1.30%	N/A	N/A	0.94%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November 30, 2014
Fundamental Large Cap Core Fund	1.30%	N/A	N/A	0.94%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November 30, 2014
Fundamental Large Cap Value Fund	1.30%	N/A	N/A	0.94%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November 30, 2014
Global Absolute Return Strategies Fund	1.95% (Expires on 11/30/2013)	N/A	2.65% (Expires on	1.59% (Expires on 11/30/2013)	N/A	2.00%	N/A	N/A	N/A	1.50%	N/A	November 30, 2014 (Except

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Fund	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class NAV	Expiration Date of Expense Limit
			11/30/2013)									Class A, Class C and Class I as noted)
Global High Yield Fund	1.35%	N/A	N/A	1.04%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November 30, 2014
International Growth Equity Fund	1.35%	N/A	N/A	1.10%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	January 31, 2015
International Small Company Fund	1.63% (Effective 6/27/13)	N/A	N/A	1.23% (Effective 6/27/13)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2014
Emerging Markets Fund	1.75% (Expires on 12/31/2013)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.22%	N/A	December 31, 2014 (Except Class A, as noted)
Floating Rate Income Fund	1.20%	1.95%	1.95%	N/A	N/A	N/A	N/A	N/A	N/A	0.81%	N/A	December 31, 2014
Short Duration Credit Opportunities Fund (formerly Multi Sector Bond Fund)	1.21%	N/A	N/A	0.90%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	November 30, 2014
Natural Resources Fund	1.58%	N/A	N/A	1.38%	N/A	N/A	N/A	N/A	N/A	1.28%	N/A	December 31, 2014
Strategic Income Opportunities Fund	1.17%	N/A	1.87%	N/A	N/A	1.22%	N/A	N/A	N/A	0.83%	N/A	December 31, 2014
U.S. Equity Fund	1.35%	N/A	N/A	0.89%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	December 31, 2014

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APPENDIX C

Class Level Voluntary Expense Limitations

For each Fund listed in the table below, the Adviser voluntarily agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as outlined in the table below.

“Expenses” means all fund level and class specific operating expenses, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) underlying fund expenses (“acquired fund fees”), (e) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (f) short dividend expense. The Adviser may terminate these voluntary waivers at any time upon notice to the Trust.

Fund	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class NAV	Effective Date of Expense Limit
China Emerging Leaders Fund	1.80%	N/A	N/A	1.44%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	January 1, 2013
Diversified Strategies Fund	1.70%	N/A	N/A	1.39%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	September 20, 2013
Global Equity Fund	1.35%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	October 1, 2013

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APPENDIX D

Fund Level Investment Management Fee Waivers

International Value Fund

Natural Resources Fund

Small Cap Opportunities Fund

The Adviser contractually agrees to waive its management fee for each Fund in an amount equal to the amount by which the management fee retained by the Adviser after payment of the subadvisory fees for the Fund exceeds 0.45% as a percentage of average annual net assets (on an annualized basis) of the Fund. The current expense limitation agreement expires on December 31, 2014, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

International Opportunities Fund

Strategic Equity Allocation Fund

The Adviser voluntarily agrees to waive its management fee for the Funds in an amount equal to the amount by which the management fee retained by the Adviser after payment of the subadvisory fees for the Fund exceeds 0.45% as a percentage of average annual net assets (on an annualized basis) of the Fund. The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

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APPENDIX E

Retirement Living Portfolios’ Class Only Expense Limitation Agreement

Retirement Living Portfolios

-- The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of each of the Retirement Living Portfolios and Retirement Living II Portfolios set forth below in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. This expense limitation agreement expires on December 31, 2014, unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Portfolio	Class A	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class I

Retirement Living through 2050	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A

Retirement Living through 2045	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A

Retirement Living through 2040	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A

Retirement Living through 2035	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A

Retirement Living through 2030	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A

Retirement Living through 2025	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A

Retirement Living through 2020	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A

Retirement Living through 2015	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A

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Retirement Living through 2010	0.50%	0.75%	0.50%	0.65%	0.25%	0.05%	0.00%	N/A

Portfolio	Class 1	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6	Class I

Retirement Living through II 2050	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A

Retirement Living through II 2045	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A

Retirement Living through II 2040	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A

Retirement Living through II 2035	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A

Retirement Living through II 2030	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A

Retirement Living through II 2025	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A

Retirement Living through II 2020	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A

Retirement Living through II 2015	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A

Retirement Living through II 2010	0.05%	N/A	0.50%	N/A	0.25%	N/A	0.00%	N/A

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APPENDIX F

Lifestyle Portfolios’ Class Only Expense Limitation Agreement

Lifestyle Portfolios

-- The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of each of the five Lifestyle Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as follows:

Class A	Class B	Class C	Class R1	Class R2	Class R3	Class R4	Class R5	Class R6
0.41%	1.29% (Lifestyle Aggressive Portfolio only)	N/A	N/A	0.56%	N/A	N/A	N/A	0.05%

“Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. The current expense limitation agreement expires on April 30, 2014 (April 30, 2015 in the case of Class A shares of each Lifestyle Portfolio), unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

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APPENDIX G

Retirement Choices Portfolios’ Class Only Expense Limitation Agreement

Retirement Choices at 2050 Portfolio

Retirement Choices at 2045 Portfolio

Retirement Choices at 2040 Portfolio

Retirement Choices at 2035 Portfolio

Retirement Choices at 2030 Portfolio

Retirement Choices at 2025 Portfolio

Retirement Choices at 2020 Portfolio

Retirement Choices at 2015 Portfolio

Retirement Choices at 2010 Portfolio

-- The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Retirement Portfolios in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and (g) short dividend expense. The current expense limitation agreement expires on December 31, 2014, unless renewed by mutual agreement of the Portfolio and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Class R1	Class R2	Class R4	Class R6
0.75%	0.50%	0.25%	0.00%

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APPENDIX H

Voluntary Advisor Waiver Agreement

T. Rowe Price Subadvised Funds

The Adviser has voluntarily agreed to reduce the management fee for each of the following funds subadvised by T. Rowe Price Associates, Inc. by the amount that the subadvisory fee is reduced for the fund by T. Rowe Price Associates, Inc. pursuant to the Amended and Restated Group Fee Waiver Agreement between John Hancock Investment Management Services, LLC and T. Rowe Price Associates, Inc. dated September 30, 2011.

Blue Chip Growth Fund

Capital Appreciation Value Fund

Equity-Income Fund

Health Sciences Fund

Mid Value Fund

Real Estate Equity Fund

Science & Technology Fund

Small Company Value Fund

Spectrum Income Fund

Deutsche Bank Subadvised Funds

Effective June 1, 2013, the Adviser has voluntarily agreed to reduce the management fee for each of the following funds subadvised by Deutsche Investment Management Americas Inc. (“Deutsche”) by the amount that the subadvisory fee for the fund is reduced by Deutsche pursuant to the Deutsche fee letter agreement dated May 13, 2013.

Global Real Estate Fund

Real Estate Securities Fund

This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

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APPENDIX I

Alternative Asset Allocation Expense Limitation Agreement

Alternative Asset Allocation Fund

The Adviser contractually agrees to reduce its management fee for the Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Other Expenses” of the Fund exceed 0.04% as a percentage of average annual net assets (on an annualized basis) of the Fund. “Other Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fees, (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense. The current expense limitation agreement expires on December 31, 2014, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

-- The Adviser contractually agrees to reduce its management fee or, if necessary, make payment to each of the following share classes of the Fund in an amount equal to the amount by which the “Expenses” of the share class exceed the percentage of average annual net assets (on an annualized basis) attributable to the class as set forth in the table below. “Expenses” means all expenses attributable to a class of shares, excluding fund level expenses such as (a) advisory fees, (b) underlying fund expenses (“acquired fund fees”), (c) taxes, (d) brokerage commissions, (e) interest expense, (f) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business and (g) short dividend expense. This expense limitation agreement expires on December 31, 2014 (December 31, 2013 in the case of Class A, Class C and Class I), unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Class A	Class C	Class I	Class R2	Class R4	Class R6
0.66%	1.36%	0.30%	0.67%	0.42% (Effective 6/27/13)	0.20%

The Adviser contractually agrees to reduce its management fee by 0.10% as a percentage of average annual net assets (on an annualized basis) of the Fund. The current expense limitation agreement expires on December 31, 2014, unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

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APPENDIX J

Voluntary Advisor Waiver Agreements

Lifestyle Portfolios

The Adviser voluntarily agrees to waive its advisory fee for each Lifestyle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.50% of the Fund’s first $7.5 billion of average annual net assets and 0.49% of the Fund’s average annual net assets in excess of $7.5 billion.   The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Retirement Living Portfolios

The Adviser voluntarily agrees to waive its advisory fee for each Retirement Living Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion.  The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Retirement Living II Portfolios

The Adviser voluntarily agrees to waive its advisory fee for each Retirement Living II Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion.  The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Retirement Choices Portfolios

The Adviser voluntarily agrees to waive its advisory fee for each Retirement Choices Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average annual net assets and 0.50% of the Fund’s average annual net assets in excess of $7.5 billion.  The Adviser may terminate this voluntary waiver at any time upon notice to the Trust.

Alternative Asset Allocation Fund

The Adviser voluntarily agrees to waive its advisory fee for the Fund so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.60% of the Fund’s average annual net assets.  The Adviser may terminate this voluntary waiver at any time upon notice to the Fund.

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Total Return Fund

Effective June 1, 2013, the Adviser voluntarily agrees to reduce its advisory fee that would be payable by the Total Return Fund (after giving effect to asset-based breakpoints) by 0.02% of the Total Return Fund's average daily net assets.  The Adviser may terminate this voluntary waiver at any time upon notice to the Total Return Fund.

Alpha Opportunities Fund

Effective June 1, 2013, the Adviser voluntarily agrees to reduce its advisory fee that would be payable by the Alpha Opportunities Fund (after giving effect to asset-based breakpoints) by 0.03% of the Alpha Opportunities Fund's average daily net assets.  The Adviser may terminate this voluntary waiver at any time upon notice to the Alpha Opportunities Fund.

Natural Resources Fund

Effective June 1, 2013, the Adviser voluntarily agrees to reduce its advisory fee that would be payable by the Natural Resources Fund (after giving effect to asset-based breakpoints) by 0.03% of the Natural Resources Fund's average daily net assets.  The Adviser may terminate this voluntary waiver at any time upon notice to the Natural Resources Fund.

Mid Cap Value Index Fund

Effective June 1, 2013, the Adviser voluntarily agrees to reduce its advisory fee that would be payable by the Mid Cap Value Index Fund (after giving effect to asset-based breakpoints) by 0.15% of the Mid Cap Value Index Fund's average daily net assets.  The Adviser may terminate this voluntary waiver at any time upon notice to the Mid Cap Value Index Fund.

Funds Listed in Attachment A

The Adviser voluntarily agrees to reduce its management fee for each Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average annual net assets (on an annualized basis) of the Fund listed in Attachment A. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fees, (f) 12b-1 fees, (g) transfer agency fees and service fees, (h) blue-sky fees, (i) printing and postage fees, (j) underlying fund expenses (“acquired fund fees”) and (k) short dividend expense. This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

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